EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated January, 23, except as to notes 1, 2, 4, 5, 6, and 9, which is July 28, 2005 appearing in the Annual Report on Form 10-KSB of In Veritas Medical Diagnostics, Inc. for the year ended July 31, 2004 and to all references to our Firm included in this Registration Statement.


/s/ Cordovano and Honeck LLP
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Cordovano and Honeck LLP
Denver, Colorado
September 9, 2005